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                                                                  EXHIBIT 23 (b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 33-41995, No. 33-50160, No. 33-61493, No. 333-12237, No. 333-39936, No.
333-51162, No. 333-66766, No. 333-91148 and 333-118314 on Form S-8, and No.
333-43263 on Form S-3 of Computer Task Group, Incorporated and Subsidiaries of our reports dated February 5, 2003 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding an accounting change for goodwill) appearing in and incorporated by reference in the Annual Report on Form 10-K of Computer Task Group, Incorporated and Subsidiaries for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Buffalo, New York
March 14, 2005

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